UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2024

PHUNWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 4, 2024, Phunware, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”), as representative of the several agents named on Schedule 1 thereto (collectively, and together with Canaccord, the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s common stock, par value $0.0001 per share, for aggregate gross proceeds of up to $120,000,000 (the “Shares”), through the Agents, as sales agents for the shares (the “Offering”).

Sales of Shares in the Offering under the Distribution Agreement will be made under the Company’s shelf registration statement on Form S-3 (File No. 333-262461) and a related prospectus, as supplemented by a prospectus supplement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”).

Upon delivery of a placement notice, and subject to the terms and conditions of the Distribution Agreement, the Agents may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Distribution Agreement, but it has no obligation to sell any of the Shares in the Offering.

The Company or the Agents may suspend or terminate the Offering upon notice to the other party and subject to other conditions. The Agents will act as sales agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices.

The Company will pay the Agents a commission of up to 3.0% of the gross proceeds from each sale through the Agents pursuant to the Distribution Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights and to reimburse the Agents for certain specified expenses.

The Offering of Shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Distribution Agreement and (ii) the termination of the Distribution Agreement as permitted therein. The Company and the Agents may each terminate the Distribution Agreement at any time upon five days’ prior written notice.

The foregoing summary of the Distribution Agreement does not purport to be complete and is qualified by reference to the full text of the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Winstead PC, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Distribution Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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In connection with the Offering, the Company entered into an Amendment to Securities Purchase Agreement dated effective June 3, 2024 (the “SPA Amendment”) with certain majority purchasers thereunder, which amends its Securities Purchase Agreement dated January 18, 2024. The SPA Amendment provides that the participation rights with respect to subsequent financings shall not apply to, among others, issuances pursuant to the Distribution Agreement with Canaccord.

The foregoing summary of the SPA Amendment does not purport to be complete and is qualified by reference to the full text of the SPA Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed on February 4, 2022, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which the Company could offer and sell, from time to time, shares of its common stock, par value $0.0001 per share, for aggregate gross proceeds of up to $100,000,000, through or to Wainwright, as agent or principal.

On May 29, 2024, the Company delivered written notice to Wainwright of the Company’s election to terminate the Sales Agreement effective as of June 3, 2024, five (5) days after delivery of the notice. The Company does not expect to incur any material early termination penalties in connection with the termination of the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Registration Statement filed with the Commission on February 1, 2022 and incorporated by reference in the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2022. The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the copy of the Sales Agreement filed as Exhibit 1.2 to the Registration Statement filed with the Commission on February 1, 2022 and incorporated by reference in the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
1.1	Equity Distribution Agreement dated June 4, 2024, by and between Phunware, Inc. and Canaccord Genuity LLC, as representative of the several agents.
5.1	Opinion of Winstead PC
10.1	Amendment to Securities Purchase Agreement dated effective June 3, 2024
23.1	Consent of Winstead PC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2024	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner
Chief Financial Officer

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